UNIVERSITY OF PENNSYLVANIA
AMENDMENT NO. 1 TO MASTER SPONSORED RESEARCH AGREEMENT

This Amendment No. 1 to the Master Sponsored Research Agreement (“Agreement”) by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“Penn”), with offices located at Penn Center for Innovation, 3600 Civic Center Blvd., 9th Floor, Philadelphia, PA 19104-4310, and IVERIC bio, Inc. (formerly Ophthotech Corporation), a Delaware corporation (“Sponsor”), having a place of business at One Penn Plaza, Suite 3520, New York, NY 10119 is dated as of October 1, 2019 (the “Amendment No. 1 Effective Date”). Penn and Sponsor may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS:
WHEREAS, the Parties entered into a Master Sponsored Research Agreement dated June 6, 2018 (“Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement; and

WHEREAS, the Parties now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

1.	The following shall be added to the end of Section 6.2 of the Agreement titled “Penn Intellectual Property”:

The foregoing notwithstanding, Penn acknowledges that Sponsor, as a public company, may from time to time wish to disclose the outcome and conclusions of Research Results from one or more SOWs. Before making any such disclosure, Sponsor shall provide Penn with a copy of the disclosure, along with an identification of third parties to whom such disclosure would be made, for Penn’s review and consideration. Penn has the right to decline any such request in its discretion; provided that Penn agrees that it will consider any request hereunder in good faith and that it will not unreasonably withhold its consent to any such request.

2. The Agreement, including any Exhibits and as amended by this Amendment, constitutes and contains the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersedes any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification or amendment of any provision of the Agreement and/or this Amendment shall be valid or effective unless made in a writing referencing the Agreement and/or this Amendment and signed by a duly authorized officer of each Party.

3. This Amendment may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A portable document format (PDF) or electronic copy of this Amendment, including the signature pages, will be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereby execute this Amendment as of the date first written above.

THE TRUSTEES OF THE                    IVERIC BIO, INC.
UNIVERSITY OF PENNSYLVANIA

By: /s/ Christine S. Baxter________                By: /s/ Todd Anderman_____
Name: Christine S. Baxter                        Name: Todd Anderman
Title: Sr Assoc. Dir., Corp. Contracts                Title: VP & General Counsel